Exhibit 2.1

Innovation, Science and
Economic Development Canada
Corporations Canada

Innovation, Sciences et
Développement économique Canada
Corporations Canada

Certificate of Incorporation

Canada Business Corporations Act

Certificat de constitution

Loi canadienne sur les sociétés par actions

CAARY CAPITAL LTD.

Corporate name / Dénomination sociale

1166651-7

Corporation number / Numéro de société

I HEREBY CERTIFY that the above-named corporation, the articles of incorporation of which are attached, is incorporated under the *Canada Business Corporations Act*.

JE CERTIFIE que la société susmentionnée, dont les statuts constitutifs sont joints, est constituée en vertu de la *Loi canadienne sur les sociétés par actions*.

Raymond Edwards

Director / Directeur

2019-10-04

Date of Incorporation (YYYY-MM-DD)
Date de constitution (AAAA-MM-JJ)

Canada

Innovation, Science and Economic Development Canada
Corporations Canada

Innovation, Sciences et Développement économique Canada
Corporations Canada

Form 1
Articles of Incorporation
Canada Business Corporations Act (s. 6)

Formulaire 1
Statuts constitutifs
Loi canadienne sur les sociétés par actions (art. 6)

1 Corporate name
Dénomination sociale

CAARY CAPITAL LTD.

2 The province or territory in Canada where the registered office is situated
La province ou le territoire au Canada où est situé le siège social

ON

3 The classes and any maximum number of shares that the corporation is authorized to issue
Catégories et le nombre maximal d'actions que la société est autorisée à émettre

The corporation is authorized to issue an unlimited number of common shares.

See attached schedule / Voir l'annexe ci-jointe

5 Minimum and maximum number of directors
Nombre minimal et maximal d'administrateurs

Min. 1 Max. 10

6 Restrictions on the business the corporation may carry on
Limites imposées à l'activité commerciale de la société

None

7 Other Provisions
Autres dispositions

See attached schedule / Voir l'annexe ci-jointe

8 **Incorporator's Declaration:** I hereby certify that I am authorized to sign and submit this form.
Déclaration des fondateurs : J'atteste que je suis autorisé à signer et à soumettre le présent formulaire.

Name(s) - Nom(s)	Original Signed by - Original signé par
Stavros Apostolopoulos	Stavros Apostolopoulos Stavros Apostolopoulos

Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or both (subsection 250(1) of the CBCA).

Faire une fausse déclaration constitue une infraction et son auteur, sur déclaration de culpabilité par procédure sommaire, est passible d'une amende maximale de 5 000 $ et d'un emprisonnement maximal de six mois, ou l'une de ces peines (paragraphe 250(1) de la LCSA).

You are providing information required by the CBCA. Note that both the CBCA and the *Privacy Act* allow this information to be disclosed to the public. It will be stored in personal information bank number IC/PPU-049.

Vous fournissez des renseignements exigés par la LCSA. Il est à noter que la LCSA et la *Loi sur les renseignements personnels* permettent que de tels renseignements soient divulgués au public. Ils seront stockés dans la banque de renseignements personnels numéro IC/PPU-049.

Canada

IC 3419 (2008/04)

Schedule / Annexe

Restrictions on Share Transfers / Restrictions sur le transfert des actions

The right to transfer shares of the Corporation shall be restricted in that no shareholder shall be entitled to transfer any share or shares of the Corporation without the approval of:

1. the directors of the Corporation expressed by resolution passed by the votes cast by a majority of the directors of the Corporation at a meeting of the board of directors or signed by all of the directors of the Corporation; OR

2. the shareholders of the Corporation expressed by resolution passed by the votes cast by a majority of the shareholders who voted in respect of the resolution or signed by all shareholders entitled to vote on that resolution.

Schedule / Annexe

Other Provisions / Autres dispositions

RESTRICTIONS ON SECURITIES TRANSFER: The corporation’s securities, other than non-convertible debt securities, shall not be transferred without either (a) the sanction of a majority of the directors of the corporation, or (b) the sanction of the majority of the shareholders of the corporation, or alternatively (c), if applicable, the restriction contained in security holders’ agreements.

POWERS OF DIRECTORS: If authorized by by-law which is duly made by the directors and confirmed by ordinary resolution of the shareholders, the directors of the corporation may from time to time:

1. borrow money upon the credit of the corporation;

2. issue, reissue, sell or pledge debt obligations of the corporation; and

3. mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the corporation, owned or subsequently acquired to secure any debt obligation of the corporation.

Any such by-law may provide for the delegation of such powers by the directors to such officers or directors of the corporation to such extent and in such manner as may be set out in the by-law.

Nothing herein limits or restricts the borrowing of money by the corporation on bills of exchange or promissory notes made, drawn, accepted or endorsed by or on behalf of the corporation.

APPOINTMENT OF DIRECTORS: The directors may appoint one or more directors, who shall hold office for a term expiring not later than the close of the next annual general meeting of shareholders, but the total number of directors so appointed may not exceed one third of the number of directors elected at the previous annual general meeting of shareholders.